                                                                     Exhibit 4.1

                                 NEW FOCUS, INC.

                                 2001 STOCK PLAN


        1.     Purposes of the Plan. The purposes of this Plan are:

               - to attract and retain the best available personnel for positions of substantial responsibility;

               - to provide additional incentive to Employees and Consultants; and

               -      to promote the success of the Company's business.

        Options granted under the Plan will be Nonstatutory Stock Options. Stock Appreciation Rights, Restricted Stock Awards and Stock Purchase Rights may also be granted under the Plan.

        2. Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

            (b) "Applicable Laws" means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Code" means the Internal Revenue Code of 1986, as amended.

            (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

            (f) "Common Stock" means the Common Stock of the Company.

            (g) "Company" means New Focus, Inc., a Delaware corporation.

            (h) "Consultant" means any person, including a technical advisory board member, engaged by the Company or a Parent or Subsidiary to render services to such entity.

            (i) "Director" means a member of the Board.

            (j) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

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            (k) "Employee" means any person, including Officers and employee
Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

            (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

            (n) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

            (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (p) "Option" means a nonstatutory stock option granted pursuant to the Plan that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

            (q) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

            (r) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.


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            (s) "Optioned Stock" means the Common Stock subject to an Option, a
SAR or a Stock Purchase Right.

            (t) "Optionee" means the holder of an outstanding Option, Stock Purchase Right, SAR or Restricted Stock Award granted under the Plan.

            (u) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (v) "Plan" means this 2001 Stock Plan.

            (w) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Restricted Stock Award under Section 11 below.

            (x) "Service Provider" means an Employee (including an Officer), Consultant or Director.

            (y) "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

            (z) "Stock Appreciation Right" or "SAR" means an award issued pursuant to Section 12 below.

            (aa) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 13 below.

            (bb) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one hundred thousand (100,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

            If an Option, Stock Purchase Right, SAR or Restricted Stock Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Option Exchange Program, or with respect to a Restricted Stock Award, is forfeited back to the Company, the unpurchased Shares (or for Restricted Stock Awards, the forfeited shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option, Stock Purchase Right, SAR, or Restricted Stock Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or forfeited to the Company, such Shares shall become available for future grant under the Plan.

        4. Administration of the Plan.


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            (a) Administration. The Plan shall be administered by (i) the Board or (ii) a Committee, which committee shall be constituted to satisfy Applicable Laws.

            (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                (i) to determine the Fair Market Value of the Common Stock;

                (ii) to select the Service Providers to whom Options, Stock Purchase Rights, SARs and Restricted Stock Awards may be granted hereunder;

                (iii) to determine whether and to what extent Options, Stock Purchase Rights, SARs and Restricted Stock Awards are granted hereunder;

                (iv) to determine the number of Shares of Common Stock to be covered by each award granted hereunder;

                (v) to approve forms of agreement for use under the Plan;

                (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Purchase Rights, SARs or Restricted Stock Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Stock Purchase Right, SAR or Restricted Stock Award or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                (vii) to determine whether, and under what circumstances, Options, Stock Purchase Rights and SARs may be bought out in cash under subsection 10(e) of the Plan;

                (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                (x) to modify or amend each agreement granted pursuant to this Plan (subject to Section 17 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option, Stock Purchase Right, SAR or Restricted Stock Award previously granted by the Administrator;


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                (xii) to determine the terms and conditions applicable to
Restricted Stock;

                (xiii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option, Stock Purchase Right or SAR that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

                (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

            (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

        5. Eligibility. Options may be granted to Service Providers (including former Employees); provided, however, that notwithstanding anything to the contrary contained in the Plan, Options may not be granted to Officers and Directors.

        6. Limitation. Neither the Plan nor any Option, Stock Purchase Right, SAR or Restricted Stock Award shall confer upon an Optionee, including former Employees, any right with respect to continuing the Optionee's relationship as a Service Provider with the Company nor shall it interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        7. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for ten (10) years, unless sooner terminated under Section 17 of the Plan.

        8. Term of Option. The term of each Option shall be stated in the Option Agreement.

        9. Option Exercise Price and Consideration.

            (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option, Stock Purchase Right or SAR shall be determined by the Administrator.

            (b) Waiting Period and Exercise Dates. At the time an Option, Stock Purchase Right or SAR is granted, the Administrator shall fix the period within which the Option, Stock Purchase Right or SAR may be exercised and shall determine any conditions which must be satisfied before the Option, Stock Purchase Right or SAR may be exercised.

            (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

                (i) cash;


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

                (ii) check;

                (iii) promissory note;

                (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                (vi) in settlement of claims against the Company;

                (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

                (viii) any combination of the foregoing methods of payment.

        10. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

                An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

                Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement, and

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only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        11. Restricted Stock Awards. Restricted Stock Awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the restricted stock is awarded. The Administrator may require the recipient to sign a Restricted Stock Award Agreement as a condition of the award. In addition to paying the consideration determined by the Administrator, the recipient will be responsible for any applicable tax withholding amount, unless otherwise determined by the Administrator. The Restricted Stock Award Agreement may contain such terms, conditions, representations and warranties as the Administrator may require. The certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.


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        12. Stock Appreciation Rights.

            (a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers as determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Optionee.

            (b) Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

            (c) SAR Agreement. Each SAR grant shall be evidenced by an award agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine (the "Award Agreement").

            (d) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

            (e) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

                (ii) The number of Shares with respect to which the SAR is exercised.

            (f) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

            (g) Cash Settlements and Plan Share Allocation. Cash payments of Stock Appreciation Rights as well as Common Stock issued upon exercise of Stock Appreciation Rights shall be applied against the maximum number of shares of Common Stock that may be issued pursuant to the Plan. The number of shares to be applied against such maximum number of shares in such circumstances shall be the number of shares equal to the amount of the cash payment divided by the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

        13. Stock Purchase Rights.

            (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The Administrator, in its


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sole discretion, may require that a restricted stock purchase agreement, in the form determined by the Administrator, be executed when the Stock Purchase Right is exercised.

            (b) Repurchase Option. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). Unless the Administrator determines otherwise, the purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company.

            (c) Other Provisions. The restricted stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

            (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

        14. Non-Transferability of Options, Rights and Awards. Unless determined otherwise by the Administrator in its discretion, Options, Stock Purchase Rights, SARs and Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

        15. Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

            (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, Stock Purchase right, SAR or Restricted Stock Award, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Option, Stock Purchase Right, SAR or Restricted Stock Award have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Purchase Right, SAR or Restricted Stock Award, as well as the price per share of Common Stock covered by each such outstanding Option, Stock Purchase Right or SAR, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall


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be made with respect to, the number or price of Shares of Common Stock subject to an Option, Stock Purchase Right, SAR or Restricted Stock Award.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option, Stock Purchase Right or SAR until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option, Stock Purchase Right or SAR would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Restricted Stock Award or Shares purchased upon exercise of an Option, Stock Purchase Right or SAR shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option, Stock Purchase Right or SAR will terminate immediately prior to the consummation of such proposed action.

            (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option, Stock Purchase Right, SAR and Restricted Stock Award Agreement shall be assumed or an equivalent option, right or agreement substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that Restricted Stock Award Agreement is not assumed or substituted, the Company's right to return of unreleased shares shall terminate as of the date of the closing of the merger or asset sale. In the event that the successor corporation refuses to assume or substitute for an Option, Stock Purchase Right or SAR, the Optionee shall fully vest in and have the right to exercise the Option, Stock Purchase Right or SAR as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option, Stock Purchase Right or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option, Stock Purchase Right or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option, Stock Purchase Right or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option, Stock Purchase Right or SAR shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option, Stock Purchase Right or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Purchase Right or SAR, for each Share of Optioned Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.


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        16. Date of Grant. The date of grant of an Option, Stock Purchase Right,
SAR or Restricted Stock Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Purchase
Right, SAR or Restricted Stock Award, or such other date as is determined by the Administrator. Notice of the determination shall be provided to each Service Provider to whom an Option, Stock Purchase Right, SAR or Restricted Stock Award is so granted within a reasonable time after the date of such grant.

        17. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

            (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to awards granted under the Plan prior to the date of such termination.

        18. Conditions Upon Issuance of Shares.

            (a) Legal Compliance. Shares shall not be issued pursuant to a Restricted Stock Award or the exercise of an Option, Stock Purchase Right or SAR unless the exercise of such Option, Stock Purchase Right or SAR and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            (b) Investment Representations. As a condition to a Restricted Stock Award or the exercise of an Option, Stock Purchase Right or SAR, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.



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                                  EXHIBIT A-1

                                 NEW FOCUS, INC.

                                 2001 STOCK PLAN

                             STOCK OPTION AGREEMENT

        Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.      NOTICE OF STOCK OPTION GRANT

        [Name and Address of Optionee]

        You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

        Grant Number
                                                   -----------------------------

        Date of Grant
                                                   -----------------------------

        Vesting Commencement Date
                                                   -----------------------------

        Exercise Price per Share                   $
                                                   -----------------------------

        Total Number of Shares Granted
                                                   -----------------------------

        Total Exercise Price                       $
                                                   -----------------------------

        Type of Option:
                                                   -----------------------------

        Term/Expiration Date:
                                                   -----------------------------

        Vesting Schedule:



        Termination Period:

        This Option is exercisable for a period of _____________________________ from the Date of Grant. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.     AGREEMENT

        1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the

"Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

        2. Exercise of Option.

            (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

            (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company's stock administrator. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

        3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, at the election of the Optionee:

                (i) cash;

                (ii) check;

                (iii) promissory note;

                (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement, or attributable to a settlement of claims against the Company or judgment against the Company;

                (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

                (viii) any combination of the foregoing methods of payment.

        4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

        6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

            (b) Disposition of Shares. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

        7. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

        8. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT

THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

        By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE                                 NEW FOCUS, INC.



-------------------------------          --------------------------------------
Signature                                By


-------------------------------          --------------------------------------
Print Name                               Title


-------------------------------
Residence Address


-------------------------------

                                  EXHIBIT A-2

                                 NEW FOCUS, INC.

                                 2001 STOCK PLAN

                                 EXERCISE NOTICE



New Focus, Inc.
5215 Hellyer Avenue
San Jose, CA

Attention:  Gina Ahn, Stock Administrator

        1. Exercise of Option. Effective as of today,_________ , the undersigned ("Purchaser") hereby elects to purchase_________ shares (the "Shares") of the Common Stock of New Focus, Inc. (the "Company") under and pursuant to the 2001 Stock Plan (the "Plan") and the Stock Option Agreement dated,_________ (the "Option Agreement"). The purchase price for the Shares shall be $6.80 per share, as required by the Option Agreement.

        2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

        3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the Plan.

        5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

        6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:                            Accepted by:

PURCHASER                                NEW FOCUS, INC.



-------------------------------          --------------------------------------
Signature                                By



-------------------------------          --------------------------------------
Print Name                               Title:



-------------------------------
Date Received

Address:                                 Address:
        -----------------------                   ------------------------------
        -----------------------                   ------------------------------
        -----------------------                   ------------------------------

                                  EXHIBIT B-1

                                 NEW FOCUS, INC.

                                 2001 STOCK PLAN

                        RESTRICTED STOCK AWARD AGREEMENT

         Unless otherwise defined herein, the terms defined in the 2001 Stock Plan shall have the same defined meanings in this Restricted Stock Award Agreement (the "Agreement").

I. NOTICE OF GRANT OF RESTRICTED STOCK AWARD

[Executive's Name and Address]

         You have been granted the right to receive Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

         Grant Number
                                         -----------------------------------

         Date of Grant                   -----------------------------------

         Total Number of Shares Subject
         to this Restricted Stock Award
                                         -----------------------------------

         Purchase Price Per Share
                                         -----------------------------------

II. AGREEMENT

         1. Stock Award. The Company hereby awards to [INSERT NAME] ("Executive") [INSERT # OF SHARES] shares of the Company's Common Stock (the "Shares").

         2. Forfeiture Restriction. In the event that the Executive ceases to be an Employee for any or no reason (including death or disability) before all of the Shares are released from the forfeiture restriction (see Section 3), the Executive shall, upon the date of such termination (as reasonably fixed and determined by the Company) forfeit that number of shares which constitute the Unreleased Shares (as defined in Section 3). Upon such forfeiture the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by the Executive.

         3. Release of Shares from Forfeiture Restriction.

              (a) [Subject to earlier release from the forfeiture restriction (or "vesting") as specified in the [EMPLOYMENT AGREEMENT/OFFER LETTER] by and between Executive and the Company dated [INSERT DATE] (the "Employment Agreement")], [INSERT VESTING SCHEDULE].

              (b) Any of the Shares which have not yet been released from the forfeiture restriction are referred to herein as "Unreleased Shares."

         4. Restriction on Transfer. Except for the transfer of the Shares to the Company contemplated by the forfeiture provisions of this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the forfeiture restriction in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

         5. Escrow of Shares.

              (a) To ensure the availability for delivery of the Executive's Unreleased Shares upon any forfeiture to the Company, the Executive shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") the share certificates representing the Unreleased Shares, together with the Assignment Separate from Certificate (the "Stock Assignment") duly endorsed in blank, attached hereto as Exhibit A-1. The Unreleased Shares and Stock Assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Executive attached as Exhibit A-2 hereto, until such time as the Company's Repurchase Option expires.

              (b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow and while acting in good faith and in the exercise of its judgment.

              (c) If the Company or any assignee is the recipient of any Unreleased Shares hereunder, the Escrow Holder, upon receipt of written notice of such forfeiture, shall take all steps necessary to accomplish such transfer to the Company.

              (d) When a portion of the Shares has vested, upon Executive's request the Escrow Holder shall promptly cause a new certificate to be issued for such released Shares and shall deliver such certificate to the Executive.

              (e) Subject to the terms hereof, the Executive shall have all the rights of a shareholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of vesting, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Executive is entitled by reason of the Executive's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement.

         6. Tax Consequences. The Executive has reviewed with the Executive's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Executive is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Executive understands that the Executive (and not the Company) shall be responsible for the Executive's own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Executive understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the forfeiture restriction. The Executive understands that the Executive may elect to be taxed at the time the Shares are awarded rather than when and as the forfeiture restriction lapses by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of the award.

         THE EXECUTIVE ACKNOWLEDGES THAT IT IS THE EXECUTIVE'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE EXECUTIVE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE EXECUTIVE'S BEHALF.

         7. General Provisions.

              (a) Choice of Law; Entire Agreement. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of Delaware. This Agreement (including the Exhibits to this Agreement) and the Employment Agreement represent the entire agreement between the parties with respect to the award of these Shares to the Executive, and may only be amended in a writing signed by the parties hereto.

              (b) Successors. The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company's successors and assigns. The rights and obligations of the Executive under this Agreement may only be assigned with the prior written consent of the Company.

              (c) Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other legal remedy available to it.

              (d) Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

              (e) EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE AT THE WILL OF THE COMPANY. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT

AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH EXECUTIVE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE EXECUTIVE'S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

         By Executive's signature below, Executive represents that he is familiar with the terms of this Agreement and hereby accepts this Agreement subject to all of the terms and provisions thereof. Executive has read this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

EXECUTIVE                               NEW FOCUS, INC.

------------------------------          ---------------------------------

                                   EXHIBIT B-2

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto New Focus, Inc. (the "Company") (__________) shares of the Common Stock of New Focus, Inc. standing in my name of the books of the Company represented by Certificate No. _____. I hereby irrevocably appoint to transfer said stock on the books of the Company with full power of substitution in the premises.

         This Stock Assignment may be used only in accordance with the Restricted Stock Award Agreement between New Focus, Inc. and the undersigned dated ____________, ____.


Dated: _______________, _____            Signature:___________________________





INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to receive forfeited shares as set forth in the Agreement, without requiring additional signatures on the part of the Executive.

                                   EXHIBIT B-3

                            JOINT ESCROW INSTRUCTIONS

                                                              ____________, ____

[ESCROW AGENT]

Dear                                    :
     -----------------------------------

         As Escrow Agent for both New Focus, Inc., a Delaware corporation (the "Company"), and the undersigned Executive (the "Executive") of stock of the Company, you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

         1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") receives forfeited shares pursuant to the Agreement, the Company shall give a written notice to Executive and you specifying the number of shares of stock to be forfeited and the time for a closing hereunder at the principal office of the Company. Executive and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee.

         3. Executive irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Executive does hereby irrevocably constitute and appoint you as Executive's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Executive shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

         4. Upon written request of the Executive, but no more than once per calendar year, unless the Shares have been forfeited to the Company, you will deliver to Executive a certificate or certificates representing so many shares of stock as are vested. Within ninety (90) days after cessation of Executive's employment with the Company, you will deliver to Executive a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not forfeited to the Company or its assignees.

         5. If at the time of termination of this escrow you have in your possession any documents, securities, or other property belonging to Executive, you shall deliver all of the same to Executive and shall be discharged of all further obligations hereunder.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You are obligated only for the performance of such duties specifically set forth herein. You may rely, and shall be protected in relying or refraining from acting, on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You will not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Executive while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law. You are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. If you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary to advise you properly in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

         12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

         13. If you reasonably require other instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall furnish such instruments.

         14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession, without liability to anyone, all or any part of said securities until such dispute has been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected. You are under no duty whatsoever to institute or defend any such proceeding.

         15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the relevant parties at the following addresses or at such other addresses as a party may designate by ten
(10) days' advance written notice to each of the other parties hereto.

                                       COMPANY:

                                       New Focus, Inc.
                                       5215 Hellyer Avenue
                                       San Jose, CA 95138
                                       Attn:  Stock Administrator


                  EXECUTIVE:
                             --------------------------------------------

                             --------------------------------------------

                             --------------------------------------------


                                  ESCROW AGENT:

         16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of the Joint Escrow Instructions; you do not become a party to the Agreement.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto, their respective successors and their permitted assigns.

         18. The Restricted Stock Award Agreement is incorporated herein by reference. These Joint Escrow Instructions, the 2001 Stock Plan, and the Restricted Stock Award Agreement (including the exhibits referenced therein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Escrow Agent, the Executive and the Company with respect to the subject matter hereof, and may not be modified except in a writing signed by the Escrow Agent, the Executive and the Company.

         19. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to the choice of laws provisions therein).

                                        Very truly yours,

                                        NEW FOCUS, INC.


                                        By:
                                           ---------------------------------


                                        Title:
                                              ------------------------------


                                        EXECUTIVE:


                                        ------------------------------------
                                        (Signature)


                                        ESCROW AGENT:


                                        ------------------------------------
                                        Corporate Secretary

                                   EXHIBIT B-4

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer's gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

   NAME:                  TAXPAYER:                      SPOUSE:

   ADDRESS:

   IDENTIFICATION NO.:    TAXPAYER:                      SPOUSE:

   TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows: shares (the "Shares") of the Common Stock of New Focus, Inc. (the "Company").

3. The date on which the property was transferred is:______________, ____.

4. The property is subject to the following restrictions:

   The Shares may be forfeited to the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

   $________________.

6. The amount (if any) paid for such property is zero dollars.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:                  ,
       ----------------- ------             ----------------------------------

                                                                    , Taxpayer
                                            ------------------------

The undersigned spouse of taxpayer joins in this election.

Dated:                  ,
       ----------------- ------             ----------------------------------
                                            Spouse of Taxpayer